Exhibit 99.1

Anne Spitza	Ken Rizvi
Corporate Communications	Corporate Development, Treasury & Investor Relations
ON Semiconductor	ON Semiconductor
(602) 244-6398	(602) 244-3437
anne.spitza@onsemi.com	ken.rizvi@onsemi.com

ON Semiconductor Reports Fourth Quarter and 2008 Annual Results

and Announces Additional Wafer-Fab Closure

For the fourth quarter of 2008, highlights include:

•	Total revenues of $488.7 million

•	Adjusted EBITDA of $102.9 million

•	GAAP net loss of $1.27 per share, including goodwill impairment of $1.36 per share

•	Non-GAAP net income of $0.15 per fully diluted share

•	Record cash and cash equivalents of $458.7 million

•	Acquired Catalyst Semiconductor in an all-stock transaction

•	Repurchased $60.9 million of zero coupon convertible senior subordinated notes

For 2008, highlights include:

•	Total revenues of approximately $2.055 billion

•	Record fiscal year adjusted EBITDA of $474.7 million

•	GAAP net loss of $1.04 per share, including goodwill impairment of $1.46 per share

•	Non-GAAP net income of $0.89 per fully diluted share

PHOENIX, Ariz. – Feb. 4, 2009 – ON Semiconductor Corporation (NASDAQ: ONNN) today announced that total revenues in the fourth quarter of 2008 were $488.7 million, a decrease of approximately 16 percent from the third quarter of 2008. During the fourth quarter of 2008, the company reported a GAAP net loss of $519.6 million, or $1.27 per share. The fourth quarter 2008 GAAP net loss included net charges of $581.6 million, or $1.42 per share, from special items. The largest special item of $557.4 million arises from our annual goodwill impairment testing and is an estimate. The goodwill impairment is a non-cash charge. The company expects to report final results for the quarter and year end upon completion of the impairment analysis and the filing of its Form 10-K with the SEC for the fiscal year ended December 31, 2008. The special item details can be found in the attached schedules. During the third quarter of 2008, the company reported GAAP net income of $61.2 million, or $0.15 per share on a fully diluted basis.

Fourth quarter 2008 non-GAAP net income was $62.0 million, or $0.15 per share on a fully diluted basis. Third quarter 2008 non-GAAP net income was $100.4 million, or $0.25 per share on a fully diluted basis. A reconciliation of these non-GAAP financial measures (and other non-GAAP measures used elsewhere in this release, such as non-GAAP gross margin and adjusted EBITDA) to the company’s most directly comparable

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ON Semiconductor Reports Fourth Quarter and 2008 Annual Results

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measures prepared in accordance with U.S. GAAP are set forth in the attached schedules and on our website at www.onsemi.com.

On a mix-adjusted basis, average selling prices in the fourth quarter of 2008 were approximately flat with the third quarter of 2008. The company’s gross margin in the fourth quarter was 38.0 percent. Non-GAAP gross margin in the fourth quarter of 2008 was 39.9 percent. GAAP gross margin in the fourth quarter included a net charge of approximately $9.4 million, or approximately 190 basis points, from special items. The special item details can be found in the attached schedules.

Adjusted EBITDA for the fourth quarter of 2008 was $102.9 million. Adjusted EBITDA for the third quarter of 2008 was $140.9 million.

Total revenues for 2008 were $2.055 billion, an increase of 31 percent from $1.566 billion in 2007. During 2008, the company reported a GAAP net loss of $393.0 million. The 2008 GAAP net loss included net charges of $734.0 million from special items, with the largest special item an estimated $557.4 million goodwill impairment. The goodwill impairment is a non-cash charge and will be finalized in connection with 2008 year end financial statements and the filing of the related Form 10-K with the SEC. During 2007, the company reported GAAP net income of $242.2 million. The 2007 GAAP net income included net charges of $25.1 million from special items. The special item details can be found in the attached schedules.

The non-GAAP net income for 2008 was $341.0 million, or $0.89 per share on a fully diluted basis. The non-GAAP net income for 2007 was $267.3 million, or $0.89 per share on a fully diluted basis.

The company’s GAAP gross margin in 2008 was 36.3 percent. GAAP gross margin in 2008 included a net charge of approximately $81.9 million, or approximately 400 basis points from special items. Non-GAAP gross margin in 2008 was 40.3 percent. The company’s GAAP gross margin in 2007 was 37.7 percent. GAAP gross margin in 2007 included a net charge of approximately $7.1 million, or approximately 50 basis points from special items. Non-GAAP gross margin in 2007 was 38.2 percent. The special item details can be found in the attached schedules.

ON Semiconductor today also announced that is has decided to close its remaining Phoenix wafer-fab facility by the end of the first quarter 2010 and transfer production to another site within the company’s manufacturing infrastructure. This closure is consistent with the company’s ongoing manufacturing consolidation strategy and the cost saving measures announced in the press release on January 7, 2009. The 6-inch wafer facility in Phoenix has been producing electronic components since the 1960’s. Unfortunately, as a result of the challenging economic environment and the necessity to remain cost competitive, ON Semiconductor has made this difficult decision. The company plans to work closely with customers to seamlessly transition production. This closure is expected to result in total cash charges of approximately $8 million to $10 million beginning in the first quarter of 2009. We expect to eliminate approximately 350 jobs at this fab between now and early 2010. As a result of these actions, the company

ON Semiconductor Reports Fourth Quarter and 2008 Annual Results

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expects to save a total of approximately $9 million per quarter compared to the third quarter of 2008, with the full benefits seen in the second quarter of 2010.

“For ON Semiconductor, 2008 represented a transformational year,” said Keith Jackson, ON Semiconductor president and CEO. “We successfully completed the acquisitions of AMIS Holdings, Inc. in March and of Catalyst Semiconductor in October. These acquisitions furthered the transformation of ON Semiconductor into an analog and power solutions leader, strengthening our relationships with market-making customers and expanding our addressable market. In addition, these acquisitions expanded our product portfolio and opened two additional end-market segments in military/aerospace and medical. We realize the global economic environment continues to remain very challenging and have taken pro-active measures to adjust our spending levels accordingly. Beginning in the fourth quarter of 2008, we began aligning our spending levels to our current revenue outlook through a number of permanent and temporary actions ranging from accelerated fab closures and a reduction in force to unpaid time off for all employees. While we believe these actions are significant enough to ensure ON Semiconductor is positioned to continue generating positive free cash flow, we are prepared to take additional cost reduction measures if the end-market environment deteriorates further.”

FIRST QUARTER 2009 OUTLOOK

“Based upon product booking trends, backlog levels, manufacturing services revenues and estimated turns levels, we anticipate that total revenues will be approximately $340 to $380 million in the first quarter of 2009,” Jackson said. “Backlog levels at the beginning of the first quarter of 2009 were down from backlog levels at the beginning of the fourth quarter of 2008 and represent approximately 80 to 90 percent of our anticipated first quarter 2009 revenues. We currently expect our distribution partners to reduce their inventories during the first quarter of 2009. With our sell-thru revenue recognition policy for this channel, this reduction is expected to result in incremental revenue above our beginning backlog levels. We expect that average selling prices for the first quarter of 2009 will be down approximately two percent sequentially. Beginning in the first quarter of 2009 ON Semiconductor will begin recording non-cash interest expense of approximately $9 million associated with the adoption of FASB Staff Position No. APB 14-1 relating to our convertible senior subordinated notes. The following table outlines our first quarter 2009 GAAP and non-GAAP outlook.”

ON SEMICONDUCTOR Q1 2009 BUSINESS OUTLOOK

	GAAP	Special Items *	Non-GAAP***
Revenue	$340 to $380 million		$340 to $380 million
Gross Margin	29% to 31%	$7 to $8 million	31% to 33%
Operating Expenses	$146 to $148 million	$31 to $33 million	$114 to $116 million
Other Expenses	$21 million	$9 million	$12 million
Tax	$3 million		$3 million
Fully Diluted Share Count **	413 million		413 million

ON Semiconductor Reports Fourth Quarter and 2008 Annual Results

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*	Special Items can include: stock based compensation expense; restructuring, asset impairments and other, net; expensing of appraised inventory fair market value (FMV) step up; amortization of intangibles; goodwill impairments; and income tax adjustments to approximate cash taxes.

**	Fully Diluted Share Count can vary for among other things, the actual exercise of options or restricted stock, the incremental dilutive shares from all of the company’s convertible senior subordinated notes, and the repurchase or the issuance of stock or the sale of treasury shares. Please refer to the table on our website for potential changes to the Fully Diluted Share Count.

***	Regulation G and other provisions of the securities laws regulate the use of financial measures that are not prepared in accordance with generally accepted accounting principles. We believe these non-GAAP measures provide important supplemental information to investors. We use these measures, together with GAAP measures, for internal managerial purposes and as a means to evaluate period-to-period comparisons. However, we do not, and you should not, rely on non-GAAP financial measures alone as measures of our performance. We believe that non-GAAP financial measures reflect an additional way of viewing aspects of our operations that – when taken together with GAAP results and the reconciliations to corresponding GAAP financial measures that we also provide in our news releases – provide a more complete understanding of factors and trends affecting our business. Because non-GAAP financial measures are not standardized, it may not be possible to compare these financial measures with other companies’ non-GAAP financial measures, even if they have similar names. As a result of requests from our investor and research community, we intend to include this non-GAAP table and measures in our earnings releases covering relevant periods.

TELECONFERENCE

ON Semiconductor will host a conference call for the financial community at 5:00 p.m. Eastern Time (ET) on Feb. 4, 2009 to discuss this announcement and ON Semiconductor’s results for the fourth quarter and 2008 annual results. The company will also provide a real-time audio broadcast of the teleconference on the Investor Relations page of its website at http://www.onsemi.com. The webcast replay will be available at this site approximately one hour following the live broadcast and will continue to be available for approximately 30 days following the conference call. Investors and interested parties can also access the conference call through a telephone call by dialing (888) 546-9664 (U.S./Canada) or 706-679-4331 (International). In order to join this conference call, you will be required to provide the Conference ID Number – which is 82216241. Approximately one hour following the live broadcast, the company will provide a dial-in replay that will continue to be available through February 11, 2009. To listen to the teleconference replay, call 800-642-1687 (U.S./Canada) or 706-645-9291 (International). You will be required to provide the Conference ID Number – which is 82216241.

About ON Semiconductor

With its global logistics network and strong product portfolio, ON Semiconductor (NASDAQ: ONNN) is a preferred supplier of high performance, energy efficient, silicon solutions to customers in the power supply, automotive, communication, computer, consumer, medical, industrial, mobile phone, and military/aerospace markets. The company’s broad portfolio includes power, signal management, analog, DSP, advance logic, clock management, non-volatile memory and standard component devices. Global corporate headquarters are located in Phoenix, Arizona. The company operates a network of manufacturing facilities, sales offices and design centers in key markets throughout North America, Europe, and the Asia Pacific regions. For more information, visit http://www.onsemi.com.

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ON Semiconductor Reports Fourth Quarter and 2008 Annual Results

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ON Semiconductor and the ON Semiconductor logo are registered trademarks of Semiconductor Components Industries, LLC. All other brand and product names appearing in this document are registered trademarks or trademarks of their respective holders. Although the company references its website in this news release, information on the website is not to be incorporated herein.

This document contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. These forward-looking statements include, but are not limited to, statements related to the benefits of the transaction between ON Semiconductor Corporation (“ON”) and Catalyst Semiconductor, Inc. and the future financial performance of ON. These forward-looking statements are based on information available to ON as of the date of this release and current expectations, forecasts and assumptions and involve a number of risks and uncertainties that could cause actual results to differ materially from those anticipated by these forward-looking statements. Such risks and uncertainties include a variety of factors, some of which are beyond ON’s control. In particular, such risks and uncertainties include difficulties encountered in integrating merged businesses; the variable demand and the aggressive pricing environment for semiconductor products; dependence on each company’s ability to successfully manufacture in increasing volumes on a cost-effective basis and with acceptable quality for its current products; the adverse impact of competitive product announcements; revenues and operating performance; poor economic conditions and markets, including the current credit markets; the cyclical nature of the semiconductor industry; changes in demand for our products; changes in inventories at customers and distributors; technological and product development risks; availability of raw materials; competitors’ actions; pricing and gross margin pressures; loss of key customers; order cancellations or reduced bookings; changes in manufacturing yields; control of costs and expenses; significant litigation; risks associated with acquisitions and dispositions; risks associated with leverage and restrictive covenants in debt agreements; risks associated with international operations; the threat or occurrence of international armed conflict and terrorist activities both in the United States and internationally; risks and costs associated with increased and new regulation of corporate governance and disclosure standards (including pursuant to Section 404 of the Sarbanes-Oxley Act of 2002); and risks involving environmental or other governmental regulation. Information concerning additional factors that could cause results to differ materially from those projected in the forward-looking statements is contained in ON’s Annual Report on Form 10-K, as filed with the Securities and Exchange Commission (the “SEC”) on February 12, 2008, Quarterly Reports on Form 10-Q, Current Reports on Form 8-K and other of ON’s SEC filings. These forward-looking statements should not be relied upon as representing ON’s views as of any subsequent date and ON does not undertake any obligation to update forward-looking statements to reflect events or circumstances after the date they were made.

ON Semiconductor Reports Fourth Quarter and 2008 Annual Results

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ON SEMICONDUCTOR CORPORATION AND SUBSIDIARIES

UNAUDITED CONSOLIDATED STATEMENT OF OPERATIONS

(in millions, except per share data)

	Quarter Ended			Year Ended
	December 31, 2008	September 26, 2008	December 31, 2007	December 31, 2008	December 31, 2007
Net revenues	$488.7	$581.5	$407.9	$2,054.8	$1,566.2
Cost of revenues	303.0	359.9	255.6	1,309.3	975.7

Gross profit	185.7	221.6	152.3	745.5	590.5
Gross margin	38.0%	38.1%	37.3%	36.3%	37.7%
Operating expenses:
Research and development	58.9	67.2	35.4	233.9	133.0
Selling and marketing	33.4	37.3	24.0	134.4	94.6
General and administrative	32.5	34.2	22.1	122.4	82.7
In-process Research and Development	9.4	—	—	27.1	—
Amortization of acquisition related intangible assets	7.0	6.8	—	22.9	—
Restructuring, asset impairments and other, net	3.7	2.5	1.0	26.2	3.0
Goodwill impairment charges	557.4	—	—	557.4	—

Total operating expenses	702.3	148.0	82.5	1,124.3	313.3

Operating income (loss)	(516.6)	73.6	69.8	(378.8)	277.2

Other income (expenses), net:
Interest expense	(9.7)	(9.7)	(10.1)	(38.3)	(38.8)
Interest income	1.4	1.7	4.2	6.9	13.0
Other	(2.7)	0.5	0.3	(2.9)	—
Gain (loss) on debt prepayment	11.0	—	—	11.0	(0.1)

Other income (expenses), net	—	(7.5)	(5.6)	(23.3)	(25.9)

Income (loss) before income taxes and minority interests	(516.6)	66.1	64.2	(402.1)	251.3
Income tax benefit (provision)	(2.1)	(4.5)	(3.3)	9.4	(7.7)
Minority interests	(0.9)	(0.4)	0.2	(0.3)	(1.4)

Net income (loss)	$(519.6)	$61.2	$61.1	$(393.0)	$242.2

Income (loss) per common share:
Basic:	$(1.27)	$0.15	$0.21	$(1.04)	$0.83

Diluted:	$(1.27)	$0.15	$0.20	$(1.04)	$0.80

Weighted average common shares outstanding:
Basic	409.1	398.9	292.3	379.0	290.8

Diluted:	409.1	404.8	301.3	379.0	301.2

ON Semiconductor Reports Fourth Quarter and 2008 Annual Results

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ON SEMICONDUCTOR CORPORATION AND SUBSIDIARIES

UNAUDITED CONSOLIDATED BALANCE SHEET

(in millions)

	December 31, 2008	September 26, 2008	December 31, 2007
Assets
Cash and cash equivalents	$458.7	$417.9	$274.6
Receivables, net	188.8	279.3	175.2
Inventories, net	335.5	309.4	220.5
Other current assets	55.5	65.8	68.3
Deferred income taxes	6.7	4.0	6.7

Total current assets	1,045.2	1,076.4	745.3
Property, plant and equipment, net	770.8	752.5	614.9
Goodwill	150.0	719.0	172.4
Intangible assets, net	333.4	317.2	57.5
Other assets	44.6	43.9	47.5

Total assets	$2,344.0	$2,909.0	$1,637.6

Liabilities, Minority Interests and Stockholders’ Equity
Accounts payable	$178.2	$218.7	$163.5
Accrued expenses	140.5	179.1	101.3
Income taxes payable	4.1	6.8	3.5
Accrued interest	1.3	6.8	1.4
Deferred income on sales to distributors	114.1	128.6	120.4
Current portion of long-term debt	107.9	69.4	30.8

Total current liabilities	546.1	609.4	420.9
Long-term debt	1,061.4	1,151.4	1,128.6
Other long-term liabilities	48.7	47.0	46.8
Deferred income taxes	4.7	—	6.9

Total liabilities	1,660.9	1,807.8	1,603.2

Minority interests in consolidated subsidiaries	17.3	16.4	18.5

Common stock	4.6	4.5	3.4
Additional paid-in capital	2,517.3	2,390.8	1,419.6
Accumulated other comprehensive loss	(53.6)	(28.8)	(0.5)
Accumulated deficit	(1,444.4)	(924.8)	(1,051.4)
Treasury stock	(358.1)	(356.9)	(355.2)

Total stockholders’ equity	665.8	1,084.8	15.9

Total liabilities, minority interests and stockholders’ equity	$2,344.0	$2,909.0	$1,637.6

ON Semiconductor Reports Fourth Quarter and 2008 Annual Results

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ON SEMICONDUCTOR CORPORATION AND SUBSIDIARIES

UNAUDITED RECONCILIATION OF NET INCOME TO ADJUSTED EBITDA* AND

CASH PROVIDED BY OPERATING ACTIVITIES

(in millions)

	Quarter Ended			Year Ended
	December 31, 2008	September 26, 2008	December 31, 2007	December 31, 2008	December 31, 2007
Net income (loss)	$(519.6)	$61.2	$61.1	$(393.0)	$242.2
Plus:
Depreciation and amortization	38.5	38.0	25.2	142.1	92.8
Interest expense	9.7	9.7	10.1	38.3	38.8
Interest income	(1.4)	(1.7)	(4.2)	(6.9)	(13.0)
Income tax (benefit) provision	2.1	4.5	3.3	(9.4)	7.7
Stock compensation expense	6.8	11.4	5.6	33.2	16.5
Restructuring, asset impairments and other, net	3.7	2.5	1.0	26.2	3.0
Goodwill impairment charges	557.4	—	—	557.4	—
In-process research and development	9.4	—	—	27.1	—
(Gain) loss on debt prepayment	(11.0)	—	—	(11.0)	0.1
Expensing of appraised inventory fair market value step up	7.3	15.3	—	70.7	—

Adjusted EBITDA*	102.9	140.9	102.1	474.7	388.1
Increase (decrease):
Interest expense	(9.7)	(9.7)	(10.1)	(38.3)	(38.8)
Interest income	1.4	1.7	4.2	6.9	13.0
Income tax benefit (provision)	(2.1)	(4.5)	(3.3)	9.4	(7.7)
Restructuring, asset impairments, and other, net	(3.7)	(2.5)	(1.0)	(26.2)	(3.0)
Expensing of appraised inventory fair market value step up	(7.3)	(15.3)	—	(70.7)	—
Gain on sale or disposal of fixed assets	(1.8)	(1.3)	(1.5)	(7.1)	(9.1)
Proceeds, net of gain, from termination of interest rate swaps	—	—	(0.2)	—	0.3
Amortization of debt issuance costs and debt discount	1.0	1.0	1.0	4.0	4.1
Provision for excess inventories	9.1	5.0	0.8	19.8	6.7
Non-cash impairment	2.3	—	—	14.3	—
Deferred income taxes	2.8	(2.5)	1.3	(6.8)	3.2
Other	2.6	0.8	(0.6)	2.7	0.1
Changes in operating assets and liabilities	(16.3)	20.2	7.5	11.1	(39.8)

Net cash provided by operating activities	$81.2	$133.8	$100.2	$393.8	$317.1

*	Adjusted EBITDA represents net income before interest expense, interest income, provision for income taxes, depreciation and amortization expense and special items. We use the adjusted EBITDA measure for internal managerial evaluation purposes and the related payment of corporate cash bonuses. Not all of these items are necessarily included in the calculation of net income each quarter. Adjusted EBITDA is a non-GAAP financial measure. Regulation G and other provisions of the securities laws regulate the use of financial measures that are not prepared in accordance with generally accepted accounting principles. We believe this measure provides important supplemental information to investors. We use this measure, together with GAAP measures, for internal managerial purposes and as a means to evaluate period-to-period comparisons. However, we do not, and you should not, rely on non-GAAP financial measures alone as measures of our performance.

We believe that non-GAAP financial measures reflect an additional way of viewing aspects of our operations that – when taken together with GAAP results and the reconciliations to corresponding GAAP financial measures that we also provide in our press releases – provide a more complete understanding of factors and trends affecting our business. Because non-GAAP financial measures are not standardized, it may not be possible to compare these financial measures with other companies’ non-GAAP financial measures, even if they have similar names.

ON Semiconductor Reports Fourth Quarter and 2008 Annual Results

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ON SEMICONDUCTOR CORPORATION AND SUBSIDIARIES

ANALYSIS OF GAAP VERSUS NON-GAAP DISCLOSURES

(in millions, except per share and percentage data)

A reconciliation of gross profit on the GAAP basis to non-GAAP gross profit is included below.

	Quarter Ended			Year Ended
Reconciliation of GAAP gross profit to non-GAAP gross profit:	December 31, 2008	September 26, 2008	December 31, 2007	December 31, 2008	December 31, 2007
GAAP gross profit	$185.7	$221.6	$152.3	$745.5	$590.5
Special items:
a) Stock compensation expense	1.5	3.6	1.4	8.8	4.7
b) Expensing of appraised inventory fair market value step up	7.3	15.3	—	70.7	—
c) Amortization of intangibles	0.6	0.6	0.7	2.4	2.4

Total Special items	9.4	19.5	2.1	81.9	7.1

Non-GAAP gross profit	$195.1	$241.1	$154.4	$827.4	$597.6

A reconciliation of gross margin on the GAAP basis to non-GAAP gross margin is included below.

	Quarter Ended (1)			Year Ended (1)
Reconciliation of GAAP gross margin to non-GAAP gross margin:	December 31, 2008	September 26, 2008	December 31, 2007	December 31, 2008	December 31, 2007
GAAP gross margin	38.0%	38.1%	37.3%	36.3%	37.7%
Special items:
a) Stock compensation expense	0.3%	0.6%	0.3%	0.4%	0.3%
b) Expensing of appraised inventory fair market value step up	1.5%	2.6%	0.0%	3.4%	0.0%
c) Amortization of intangibles	0.1%	0.1%	0.2%	0.1%	0.2%

Total Special items	1.9%	3.4%	0.5%	4.0%	0.5%

Non-GAAP gross margin	39.9%	41.5%	37.9%	40.3%	38.2%

A reconciliation of GAAP net income (loss) to non-GAAP net income is included below.

	Quarter Ended			Year Ended
Reconciliation of GAAP income (loss) to non-GAAP net income:	December 31, 2008	September 26, 2008	December 31, 2007	December 31, 2008	December 31, 2007
GAAP net income (loss)	$(519.6)	$61.2	$61.1	$(393.0)	$242.2
Special items:
a) Stock compensation expense - cost of revenues	1.5	3.6	1.4	8.8	4.7
b) Stock compensation expense - operating expenses	5.3	7.8	4.2	24.4	11.8
c) Expensing of appraised inventory fair market value step up - cost of revenues	7.3	15.3	—	70.7	—
d) In-process research and development	9.4	—	—	27.1	—
e) Amortization of intangible assets - cost of revenues	0.6	0.6	0.7	2.4	2.4
f) Amortization of acquisition related intangible assets - operating expenses	7.0	6.8	—	22.9	—
g) Restructuring, asset impairments and other, net	3.7	2.5	1.0	26.2	3.0
h) Goodwill impairment charges	557.4	—	—	557.4	—
i) (Gain) loss on debt prepayment	(11.0)	—	—	(11.0)	0.1
j) Cash taxes	0.4	2.6	2.2	5.1	3.1

Total Special items	581.6	39.2	9.5	734.0	25.1

Non-GAAP net income	$62.0	$100.4	$70.6	$341.0	$267.3

Non-GAAP net income per share:
Basic	$0.15	$0.25	$0.24	$0.90	$0.92

Diluted	$0.15	$0.25	$0.23	$0.89	$0.89

Weighted average common shares outstanding:
Basic	409.1	398.9	292.3	379.0	290.8

Diluted:	411.2	404.8	301.3	382.9	301.2

(1)	Certain amounts may not total due to rounding of individual components.

Non-GAAP Measures

To supplement the consolidated financial results prepared under GAAP, ON Semiconductor uses non-GAAP measures which are adjusted from the most directly comparable GAAP results to exclude items related to stock-based compensation, amortization of intangible assets, amortization of acquisition-related intangibles, expensing of appraised inventory fair market value step up, purchased in-process research and development expenses, restructuring, asset impairments and other, net, goodwill impairment charges, gains and losses on debt prepayment, and their related tax effects. Management does not consider these charges in evaluating the core operational activities of ON Semiconductor. Management uses these non-GAAP measures internally to make strategic decisions, forecast future results and evaluate ON Semiconductor’s current performance. Most analysts covering ON Semiconductor use the non-GAAP measures as well. Given management’s use of these non-GAAP measures, ON Semiconductor believes these measures are important to investors in understanding ON Semiconductor’s current and future operating results as seen through the eyes of management. In addition, management believes these non-GAAP measures are useful to investors in enabling them to better assess changes in ON Semiconductor’s core business across different time periods. These non-GAAP measures are not in accordance with or an alternative for GAAP financial data and may be different from non-GAAP measures used by other companies.

— Non-GAAP gross profit and gross margin. The use of this non-GAAP financial measure allows management to evaluate the gross margin of the company’s core businesses and trends across different reporting periods on a consistent basis, independent of non-cash items including stock-based compensation expenses, expensing of appraised inventory fair market value step up and amortization of intangible assets. In addition, it is an important component of management’s internal performance measurement and reward process as it is used to assess the current and historical financial results of the business, for strategic decision making, preparing budgets and forecasting future results. Management presents this non-GAAP financial measure to enable investors and analysts to evaluate our revenue generation performance relative to the direct costs of revenue of ON Semiconductor’s core businesses.

— Non-GAAP net income and net income per share. The use of these non-GAAP financial measures allow management to evaluate the operating results of the Company’s core businesses and trends across different reporting periods on a consistent basis, independent of non-cash items including stock-based compensation, amortization of intangible assets, amortization of acquisition-related intangibles, expensing of appraised inventory fair market value step up, purchased in-process research and development expenses, restructuring, asset impairments and other, net, goodwill impairment charges, gains and losses on debt prepayment, and their related tax effects. In addition, they are important components of management’s internal performance measurement and reward process as it is used to assess the current and historical financial results of the business, for strategic decision making, preparing budgets and forecasting future results. Management presents these non-GAAP financial measures to enable investors and analysts to understand the results of operations of the Company’s core businesses and to compare our results of operations on a more consistent basis against that of other companies in our industry.